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          BlackRock Mid Cap Dividend Series, Inc. (the "Registrant")
          ----------------------------------------------------------
                        BlackRock Mid Cap Dividend Fund

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Articles of Amendment, dated May 26, 2017, and filed with the State Department of Assessments and Taxation of the State of Maryland.

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                                                                EXHIBIT 77Q1(A)

              BLACKROCK MID CAP VALUE OPPORTUNITIES SERIES, INC.

                             ARTICLES OF AMENDMENT

   BLACKROCK MID CAP VALUE OPPORTUNITIES SERIES, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

   FIRST: That the charter of the Corporation (the "Charter") is hereby amended by deleting Article I in its entirety and inserting in lieu thereof the following:

                                  "ARTICLE I

                                     NAME

The name of the Corporation is BLACKROCK MID CAP DIVIDEND SERIES, INC. (the "Corporation")."

   SECOND: The Charter is hereby amended by renaming the series of the Corporation as set forth below:

  CURRENT NAME OF SERIES                            NEW NAME OF SERIES
  ----------------------                      --------------------------------
  BlackRock Mid Cap Value Opportunities Fund  BlackRock Mid Cap Dividend Fund

   THIRD: The amendments to the Charter that are effected by these Articles of Amendment have been approved by a majority of the entire board of directors of the Corporation and are limited to changes expressly authorized by
Section 2-605(a) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

   FOURTH: The authorized stock of the Corporation has not been increased by these Articles of Amendment.

   FIFTH: As amended hereby, the Charter shall remain in full force and effect.

   SIXTH: These Articles of Amendment shall be effective as of the 12th day of June 2017.

                 [Remainder of Page Intentionally Left Blank]

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   IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this 26 day of May, 2017, by the President and Chief Executive Officer of the Corporation who acknowledges that these Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, and under penalties for perjury, the matters and facts set forth herein are true in all material respects.

WITNESS:                                   BLACKROCK MID CAP
                                           VALUE OPPORTUNITIES SERIES, INC.

/s/ Ben Archibald                      By: /s/ John M. Perlowski
-------------------------------------      ------------------------------------
Ben Archibald                              John M. Perlowski
Secretary                                  President and Chief Executive
                                           Officer

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